EXHIBIT 1
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                             JOINT FILING AGREEMENT

         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.08 per share, of Central European Media Enterprises, Ltd. is filed jointly, on behalf of each of them.

Dated:   February 13, 2002                  /s/  Mark A. Riely
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                                            Mark A. Riely


                                            /s/ Curtis A. Alexander
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                                            Curtis A. Alexander

                                            MEDIA GROUP INVESTORS, L.P.
                                            By:  Media Group Management, Inc.,
                                                    its general partner


                                            By: /s/  Mark A. Riely
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                                            Name: Mark A. Riely
                                            Title: President